                [United Investors Life Letterhead Appears Here]

March 17, 1998




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  21549


Re:  Rule 24F-2 Notice on Form 24F-2 for
     United Investors Life Insurance Company
     Life Variable Account
     Securities Act of 1933 File No.: 33-11465
     Investment Company Act File No. 811-4987


Commissioners:

It is my opinion that the securities issued in accordance with the above captioned filing, and which the filing of this Form 24F-2 makes definite, were legally issued, fully paid and non-assessable.

Very truly yours,


/s/: JAMES L. SEDGWICK
-------------------------------------
James L. Sedgwick
President